                                                            Exhibit No. EX-99.m4

                                     CLASS R

                                DISTRIBUTION PLAN

     The following  Distribution  Plan (the "Plan") has been adopted pursuant to
Rule l2b-l under the Investment  Company Act of 1940, as amended (the "Act"), by
Delaware  Group Adviser Funds (the  "Trust"),  separately for each Series of the
Trust  identified  on Schedule I as amended from time to time (the  "Series") on behalf of the R Class  shares of each such  Series  identified  on Schedule I as amended from time to time (the "Class"),  which Trust, Series and Classes may do business  under  these or such other names as the Board of Trustees of the Trust may designate from time to time. The Plan has been approved by a majority of the
Board of Trustees,  including a majority of the Trustees who are not  interested persons of the Trust and who have no direct or  indirect  financial  interest in the operation of the Plan or in any agreements related thereto  ("non-interested
Trustees"), cast in person at a meeting called for the purpose of voting on such
Plan.  Such  approval  by the  Trustees  included  a  determination  that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit each such Series and shareholders of each such Class.

     The  Trust is a  business  trust  organized  under the laws of the State of
Delaware,  is authorized to issue different series and classes of securities and is an open-end management  investment company registered under the Act. Delaware
Distributors, L.P. (the "Distributor") is the principal underwriter and national distributor for the Series' shares,  including shares of the Class,  pursuant to the  Distribution  Agreement  between the Distributor and the Trust on behalf of each Series ("Distribution Agreement").

     The Plan provides that:

     l.  The  Trust  shall  pay to the  Distributor,  out  of  the  assets  of a particular Class, a monthly fee not to exceed the fee rate set forth on Schedule
I for such Class as may be determined by the Trust's Board of Trustees from time to time.  Such  monthly fee shall be reduced by the  aggregate  sums paid by the
Trust on behalf of the Series to persons other than broker-dealers (the "Service
Providers")  who may,  pursuant to servicing  agreements,  provide to the Series services in the Series' marketing of shares of the Class.

     2.  (a) The  Distributor  shall  use the  monies  paid  to it  pursuant  to paragraph l above to furnish, or cause or encourage others to furnish,  services and  incentives  in  connection  with the  promotion,  offering  and sale of the relevant Class shares and, where suitable and appropriate, the retention of such
Class shares by shareholders.

         (b) The Service  Providers  shall use the monies  paid  respectively to them to  reimburse  themselves  for the  actual  costs  they  have  incurred  in confirming  that their  customers  have received the Prospectus and Statement of
Additional  Information,  if  applicable,  and as a fee for (l)  assisting  such customers in maintaining proper records with the Trust, (2) answering  questions relating  to their  respective  accounts,  and (3)  aiding  in  maintaining  the investment of their respective customers in the Class.

     3. The Distributor shall report to the Trust at least monthly on the amount and the use of the monies paid to it under the Plan. The Service Providers shall inform the Trust  monthly  and in writing of the amounts  each claims  under the
Plan; both the Distributor and the Service  Providers shall furnish the Board of
Trustees of the Trust with such other  information  as the Board may  reasonably request in connection  with the payments made under the Plan and the use thereof by the Distributor and the Service Providers,  respectively,  in order to enable the Board to make an informed determination of the amount of the Trust" payments with respect to each Class and whether the Plan should be continued with respect to each Class.

     4. The officers of the Trust shall  furnish to the Board of Trustees of the
Trust,  for their review,  on a quarterly basis, a written report of the amounts expended  under the Plan with  respect to each Class and the  purposes for which such expenditures were made.

     5. This Plan shall take effect with  respect to the R Class of a particular
Series as of the  effective  date set  forth on  Schedule  I (the  "Commencement
Date");  thereafter,  the Plan shall  continue in effect  with  respect to the R
Class of a  particular  Series  for a  period  of more  than  one year  from the
Commencement  Date only so long as such continuance is specifically  approved at least  annually  by a vote of the Board of  Trustees  of the  Trust,  and of the non-interested  Trustees,  cast in person at a meeting called for the purpose of voting on such Plan.

     6.  (a) The  Plan may be  terminated  as to the R Class  of any  particular
Series at any time by vote of a majority  of the  non-interested  Trustees or by vote of a majority of the outstanding voting securities of such Class.

         (b) The Plan may not be  amended  as  to the R Class of any  particular
Series to increase  materially the amount to be spent for distribution  pursuant to paragraph l hereof without approval by the shareholders of such Class.

     7.  All  material  amendments  to  this  Plan  shall  be  approved  by  the non-interested Trustees in the manner described in paragraph 5 above.

     8. So long as the Plan is in effect,  the selection  and  nomination of the
Trust's  non-interested  Trustees  shall be committed to the  discretion of such non-interested Trustees.

     9. The definitions  contained in Sections  2(a)(19) and 2(a)(42) of the Act shall govern the meaning of  "interested  person(s)"  and "vote of a majority of the outstanding voting securities," respectively, for the purposes of this Plan.

     This  Plan  shall  take  effect on the  Commencement  Date,  as  previously defined.

May 15, 2003

                                       I-1

                                   SCHEDULE I

     This Schedule to the Distribution  Agreement between Delaware Group Adviser
Funds and  Delaware  Distributors,  L.P.  entered  into as of May 15,  2003 (the
"Agreement") lists the Series and Classes for which Delaware Distributors,  L.P.
provides distribution services pursuant to this Agreement,  along with the 12b-1
Plan rates,  if  applicable,  for each class and the date on which the Agreement became effective for each Series.

------------------------------ --------------------- -------------------------- ------------------------- -----------------
                                                                                 Portion   designated  as
                                                      Total   12b-1   Plan  Fee  Service  Fee  Rate  (per
                                                      Rate  (per  annum  of the  annum  of  the   Series'
                                                      Series'   average   daily  average     daily    net
                                                      net  assets   represented  assets   represented  by
Series Name                       Class Names         by shares of the Class)    shares of the Class)      Effective Date
------------------------------ --------------------- -------------------------- ------------------------- -----------------
Delaware Diversified Income
 Fund                          A Class                           .30%                                     June 28, 2002
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               B Class                           .75%                      .25%           June 28, 2002
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               C Class                           .75%                      .25%           June 28, 2002
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               R Class                           .60%                                     May 15, 2003
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               Institutional Class                                                        June 28, 2002
------------------------------ --------------------- -------------------------- ------------------------- -----------------
Delaware U.S. Growth Fund      A Class                           .35%                                     April 19, 2001
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               B Class                          1.00%                      .25%           April 19, 2001
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               C Class                          1.00%                      .25%           April 19, 2001
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               R Class                           .60%                                     May 15, 2003
------------------------------ --------------------- -------------------------- ------------------------- -----------------
                               Institutional Class                                                        April 19, 2001
------------------------------ --------------------- -------------------------- ------------------------- -----------------